Exhibit 99.2

UK | USA | GERMANY | CHINA

OUR REF	HOPKR/000190/fb.uk.30513502.01	DIRECT DIAL +44(0)20 7450 4550
YOUR REF		RHopkins@faegre.com
DX 401 London

BY E-MAIL (veronica.wadley@standard.co.uk)

AND BY COURIER

The Editor

Evening Standard

Northcliffe House

2 Derry Street

London W8 5TT

3 May 2007

URGENT

Dear Editor

Our client: Cardio Vascular BioTherapeutics, Inc. (“CVBT”)

Evening Standard Article dated 1 May 2007 by Simon English headed “Naked truth of why US drug firm chose AIM”

We act for CVBT who have brought to our notice the above-referenced article written by your correspondent, Simon English.

Certain remarks are attributed in the article to CVBT’s chief executive, Mr Dan Montano, which he denies he ever said. The offending quotations occur towards the end of the article where there are three sentences which are wrongly attributed to Mr Montano. The sentences which he denies ever saying are:

“In my opinion we have a drug which is going to become the biggest medical breakthrough of the century.”

“So far the results have been, modestly speaking, phenomenal. This could become a success that makes Microsoft look like a sob story.”

We request that you publish an immediate apology and retraction (both in your newspaper and on your website/archive) in relation to the three sentences in question, making it clear that Mr Montano denies making these remarks.

Yours faithfully

/s/ R.C.B. Hopkins
R.C.B. Hopkins

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